UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2013

NBCUniversal Media, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32871		14-1682529
(Commission File Number)		(IRS Employer Identification No.)

30 Rockefeller Plaza New York, New York		10112-0015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 664-4444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On December 18, 2013, NBCUniversal Media, LLC (the “Company”) and its wholly-owned subsidiary, NBCUniversal Receivables Funding LLC (“NBCURF”), entered into a Receivables Repurchase Agreement (the “Repurchase Agreement”) among Gotham Funding Corporation, Victory Receivables Corporation, Working Capital Management Co., L.P., PNC Bank, National Association, Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.  Pursuant to the Repurchase Agreement, NBCURF repurchased for approximately $1.35 billion all outstanding receivable assets that were sold pursuant to the Receivables Acquisition Agreement (the “RA Agreement”), dated as of December 5, 2011, among NBCURF, the Company, Gotham Funding Corporation, Victory Receivables Corporation, Market Street Funding LLC, Working Capital Management Co., L.P., PNC Bank, National Association, Mizuho Corporate Bank, Ltd., and The Bank Of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.

Item 1.02.      Termination of a Material Definitive Agreement

The RA Agreement was terminated on December 18, 2013 upon the effectiveness of the Repurchase Agreement.

Item 9.01.	Exhibits

Exhibit No.	Description

99.1
Receivables Repurchase Agreement, dated as of December 18, 2013, among NBCUniversal Media, LLC, NBCUniversal Receivables Funding LLC, Gotham Funding Corporation, Victory Receivables Corporation, Working Capital Management Co., L.P., PNC Bank, National Association, Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date:	December 18, 2013	By:	/s/ Arthur R. Block
Arthur R. Block Senior Vice President